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                                                                       EXHIBIT C

                            JOINT FILING AGREEMENT BETWEEN
                      STICHTING PENSIOENFONDS VOOR DE GEZONDHEID
                       GEESTELIJKE EN MAATSCHAPPELIJKE BELANGEN
                                        -and-
                      DUTCH INSTITUTIONAL HOLDING COMPANY, INC.

    AGREEMENT, dated as of October 30, 1997 by and between Stichting Pensioenfonds Voor De Gezondheid Geestelijke en Maatschappelijke Belangen ("PGGM") and Dutch Institutional Holding Company, Inc. ("DIHC").

                                 W I T N E S S E T H:

    WHEREAS, in accordance with Rule 13d-1(f) under the Securities and Exchange Act of 1934 (the "Act"), only one Statement and any amendments thereto need be filed whenever two or more persons are required to file such a Statement or any amendments thereto pursuant to Section 13(d) of the Act with respect to the same securities, provided that said persons agree in writing that such Statement or any amendments thereto is filed on behalf of them.

    NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

    PGGM and DIHC do hereby agree, in accordance with Rule 13d-1(f) under the Act, to file a Schedule 13D and any subsequent amendments thereto relating to their beneficial ownership of the Common Stock of Cornerstone Properties, Inc., and do hereby further agree that said Schedule 13D and all said subsequent amendments shall be filed on behalf of each of them.



                                            STICHTING PENSIOENFONDS VOOR
                                            DE GEZONDHEID GEESTELIJKE EN
                                            MAATSCHAPPELIJKE BELANGEN

                                            By:/S/JAN H.W.R. VAN DER VLIST
                                                --------------------------------
                                                 Jan H.W.R. van der Vlist
                                                 Attorney-in-Fact

                                            By:/S/ANNEKE C. VAN DE PUTTELAAR
                                                --------------------------------
                                                 Anneke C. van de Puttelaar
                                                 Attorney-in-Fact

                                            DUTCH INSTITUTIONAL HOLDING
                                            COMPANY, INC.

                                            By:/S/ROBERT T. SORRENTINO
                                                --------------------------------
                                                 Robert T. Sorrentino
                                                 Vice President


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